Exhibit 99.1

CAI International, Inc. Enters into Definitive Agreement to be Acquired by Mitsubishi HC Capital Inc.

Purchase Price of $56.00 per Common Share in Cash

SAN FRANCISCO —June 17, 2021—CAI International, Inc. (NYSE: CAI) (“CAI” or the “Company”), one of the world’s leading transportation finance companies, announced today that it has entered into a definitive agreement to be acquired by Mitsubishi HC Capital Inc. (“MHC”). Under the terms of the merger agreement with MHC (the “Merger Agreement”), MHC will acquire all of CAI’s outstanding and fully diluted common stock in an all-cash transaction for $56.00 per share, which represents a total equity value of approximately $1.1 billion, consisting of $104 million (par value) of preferred stock and $986 million of common stock equity value, assuming a fully-diluted share count of 17.6 million based on the treasury stock method, and an enterprise value of $2.9 billion, based on balance sheet information included in the Company’s most recent Quarterly Report on Form 10-Q as of March 31, 2021.

David Remington, Chairman of the CAI Board of Directors commented, “After a review of strategic alternatives by our Board of Directors, we are pleased to reach this agreement with MHC, which we believe is in the long-term best interests of our shareholders.  This merger is the culmination of discussions that started in Fall of 2019.  During those discussions we have been most impressed by the vision of MHC, a vision shared by Hiromitsu Ogawa, who founded CAI over 30 years ago.  Mr. Ogawa built a world class container leasing company by focusing on delivering value to customers and we are pleased that this vision will endure.  We believe our shipping line customers and manufacturing partners will most certainly benefit from the scale and financial strength of the merged company.”

The cash consideration of $56.00 per share of common stock represents a 46.8% premium over CAI's closing stock price today, June 17, 2021, and a 31.3% premium over the volume weighted average share price during the 60 trading days ended June 17, 2021. Holders of the Company’s Series A and Series B preferred stock will receive cash equal to $25.00 per share of preferred stock plus all accrued and unpaid dividends as of the date the merger is consummated.

CAI’s Board of Directors has unanimously approved the transaction.  The transaction, which is currently expected to close in the late third quarter or early fourth quarter of 2021, is subject to customary closing conditions, including approval by CAI’s stockholders, and receipt of certain regulatory and lender approvals, as well as the migration of the jurisdiction of certain of the Company’s subsidiaries to the United States. The transaction is not contingent on receipt of financing by MHC.

CAI will continue to pay quarterly non-pro-rated dividends at $0.30 per share per quarter until the closing of the transaction. Following the closing, shares of capital stock of CAI will no longer be listed on the New York Stock Exchange.

The Board of Directors has also unanimously voted to promote Timothy Page from Interim President and Chief Executive Officer to President and Chief Executive Officer.

 Timothy Page, President and Chief Executive Officer of CAI remarked, “Over the past year, we have delivered on the commitment we made to our shareholders to return CAI’s focus to its core container leasing business.  Executing on that strategy put CAI in position to partner with MHC, a strong, quality, global financial organization.  Going forward, the combination of CAI and MHC will allow MHC to leverage CAI’s global marketing and operational expertise, and along with MHC’s existing container investments will provide enhanced value to MHC’s container leasing customers, suppliers, employees, and other stakeholders. After the closing of the transaction, MHC expects to retain CAI’s existing management team and employees.  CAI’s headquarters will remain in San Francisco.”

Given the pending transaction, CAI will not host a second quarter earnings call and will not release its second quarter financial results for the period ended June 30, 2021, until CAI files its second quarter Quarterly Report on Form 10-Q.

Centerview Partners LLC is acting as the exclusive financial advisor to CAI, and Perkins Coie LLP is acting as CAI’s legal advisor.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance companies. As of March 31, 2021, CAI operated a worldwide fleet of approximately 1.8 million CEUs of containers. CAI operates through 13 offices located in 12 countries including the United States.

About Mitsubishi HC Capital Inc.

Mitsubishi HC Capital Inc. (f.k.a. Mitsubishi UFJ Lease & Finance Company Limited) is a Japanese public company traded on the First Section of the Tokyo Stock Exchange and Nagoya Stock Exchange.  MHC was established through the merger of Mitsubishi UFJ Lease and Finance Limited and Hitachi Capital Corporation on April 1, 2021.  The merger resulted in a combined company having total assets of JPY 9.7 trillion ($89 billion), making it the second largest leasing company in Japan with an extensive and complementary lineup of business.  MHC’s credit is rated A3 and A-, by Moody’s and S&P, respectively.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. All statements included in this press release, other than statements of historical fact, are forward-looking statements. Statements about the expected timing, completion and effects of the proposed merger and related transactions and all other statements in this press release, other than historical facts, constitute forward-looking statements. When used in this press release, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions in the Merger Agreement (including the Migration  as defined in the Merger Agreement), (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger, (5) the effect of the announcement of the proposed merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the proposed merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the proposed merger, including the timing of the consummation of the proposed merger, (8) the outcome of any legal proceeding relating to the proposed merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, including, but not limited to, those related to the COVID-19 pandemic, and (10) other risks to consummation of the proposed merger, including the risk that the proposed merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of the common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by applicable law.

Additional Information and Where to Find It

This communication relates to the proposed merger involving the Company. In connection with the proposed merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.capps.com. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, Attention: Secretary, (415) 788-0100

Participants in the Solicitation

The Company, MHC and certain of their respective directors, executive officers, certain other members of management and employees of the Company and MHC and agents retained by the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, as filed with the SEC on April 21, 2021. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to other payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the proposed merger the Company will file with the SEC and furnish to the Company’s stockholders.

Contact:
CAI International, Inc.
David Morris
Vice President, Chief Accounting Officer
Tel: +1-415-624-8136